As filed with the Securities and Exchange Commission on January 30, 1997
                                                        Registration No.
========================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ______________________


                                   FORM S-8


           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            ______________________


                                FOOTSTAR, INC.
              (Exact name of issuer as specified in its charter)



             Delaware                                 22-3439443
     (State or other jurisdiction of                (I.R.S. Employer
            Incorporation)                       Identification Number)

          933 MacArthur Boulevard
            Mahwah, New Jersey                            07430
  (Address of principal executive offices)              (Zip Code)


                            ______________________


                FOOTSTAR, INC. 1996 INCENTIVE COMPENSATION PLAN
             FOOTSTAR, INC. 1996 NON-EMPLOYEE DIRECTOR STOCK PLAN
                          (Full title of the plans)
                            ______________________


          MAUREEN RICHARDS, General Counsel and Corporate Secretary
                                FOOTSTAR, INC.
                            933 MacArthur Boulevard
                           Mahwah, New Jersey 07430
                   (Name and address of agent for service)


         Telephone number, including area code, of agent for service:

                                 201-934-2000
                            ______________________




                       CALCULATION OF REGISTRATION FEE
==========================================================================


                                 Proposed     Proposed
     Title of                    maximum      maximum
     security       Amount       offering     aggregate    Amount of
      being         being        price per    offering    registration
    registered     registered(1) share (2)    price (2)       fee
________________________________________________________________________

Common Stock       3,300,000      $22.75      $75,725,000   $25,888.00
($0.01 par value)   Shares

________________________________________________________________________

(1) Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) The 3,300,000 shares are issuable under the 1996 Incentive Compensation Plan and the 1996 Director Stock Plan. The proposed maximum aggregate offering price is based upon the average sales price on the New York Stock Exchange on January 29, 1997.


               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


          Footstar, Inc. (the "Company") hereby incorporates, or will be deemed to have incorporated, herein by reference the following documents:

          (1) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10 dated September 25, 1996, including any amendment thereto or report filed for the purpose of updating such description; and

          (2) All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold.


                  INDEMNIFICATION OF OFFICERS AND DIRECTORS

          Reference is made to Section 102(b)(7) of the Delaware Corporation Law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for the unlawful payment of dividends or unlawful stock purchases or redemptions) or
(iv) for any transaction from which a director derived an improper personal benefit.

          Section 145 of the DGCL empowers the Company to indemnify, subject to the standards set forth therein, any person in connection with any action, suit or proceeding brought before or threatened by reason of the fact that the person was a director, officer, employee or agent of such company, or is or was serving as such with respect to another entity at the request of such company. The DGCL also provides that the Company may purchase insurance on behalf of any such director, officer, employee or agent.

          The Company's Certificate of Incorporation provides in effect for the indemnification by the Company of each director and officer of the Company to the fullest extent permitted by applicable law.


                                   EXHIBITS

          The following is a complete list of exhibits filed as part of this Registration Statement.



  Exhibit
    No.      Exhibit
  -------    -------

     5       Opinion of Davis Polk & Wardwell
             (legality)

    23.1 Consent of KPMG Peat Marwick LLP, independent auditors

    23.2     Consent of Davis Polk & Wardwell
             (included in Exhibit 5)

    24.1     Power of Attorney


                                 UNDERTAKINGS


          (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mahwah, State of New Jersey, on January 30, 1997.



                         FOOTSTAR, INC.


                         By  /s/ J.M. Robinson
                            ----------------------------
                            J.M. Robinson, Chairman,
                                    President and Chief
                                     Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.




         Signature                       Title                     Date
---------------------------    -------------------------    ------------------

                               Chairman, President
         *                      Chief Executive Officer      January 30, 1997
---------------------------      and Director
J.M. Robinson
                               Senior Vice President,
                                Chief Financial
                                Officer, and Chief
         *                      Accounting Officer           January 30, 1997
---------------------------
Carlos E. Alberini


         *                     Director                      January 30, 1997
---------------------------
Stanley P. Goldstein


         *                     Director                      January 30, 1997
---------------------------
George S. Day


         *                     Director                      January 30, 1997
---------------------------
Terry R. Lautenbach


         *                     Director                      January 30, 1997
---------------------------
Bettye Martin Musham


         *                     Director                      January 30, 1997
---------------------------
Kenneth Olshan


         *                     Director                      January 30, 1997
---------------------------
M. Cabell Woodward, Jr.


*By /s/ Maureen Richards
    -----------------------
 (Maureen Richards,
   Attorney-in-fact)